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                                                                   Exhibit 23(c)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 1, 2001, included in BB&T Corporation's Form 8-K dated October 5, 2001, and to all references to our firm included in this registration statement. Our report dated January 27, 2001, included in BB&T Corporation's financial statements previously filed on Form 10-K, our report dated April 27, 2001, included in BB&T Corporation's financial statements previously filed on Form 8-K, and our report dated July 19, 2001, included in BB&T Corporation's financial statements previously filed on Form 8-K/A and incorporated by reference in this registration statement are no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling of interests.

/s/ Arthur Andersen LLP

Charlotte, North Carolina,
December 18, 2001